Investor Presentation May 2014

2

3

HollyFrontier Investment Highlights 4  Pure play competitive refinery  5 refineries with 443,000 barrels per day refining capacity  Attractive niche product markets with advantaged crude supply  Rocky Mountains, Southwest and Mid-Continent  Strong investment track record with future growth focused on advantaged projects  Woods Cross, El Dorado and Tulsa refineries purchased at industry lows on a per barrel basis  Strong Financial Performance  Industry leading returns on capital  Best in class net income per barrel crude capacity  Track record of high cash return to shareholders  Strong and Liquid Balance Sheet  Investment Grade Ratings from S&P and Moody’s  Significant Ownership in High-Quality Logistics MLP, Holly Energy Partners  Own 39% of HEP, including 2% GP interest and 37% of LP Units  Have achieved high-split on GP Incentive Distribution Rights  For FY2013, HFC received over $73 million in cash distributions from HEP

Footprint of HollyFrontier and Holly Energy Partners Collaboration with HEP provides strategic growth opportunities in logistics and marketing operations 5

Proximity to Growing North American Crude Production Refineries are well-positioned for exposure to the growing supply of lower cost domestic and Canadian crude oil 6 Sources: Citi, Deutsche Bank, Goldman Sachs, Macquarie, Simmons & Co, Canadian Association of Petroleum Producers, Turner, Mason & Co., North Dakota Pipeline Authority, and the EIA. All 5 HFC Refineries Sit Close to Production Growth Domestic Crude Production and Refining Capacity North American Production Growth Th o u sa n d B ar re ls p er d ay 0 5,000 10,000 15,000 20,000 2009 2010 2011 2012 2013E PADD1 PADD2 PADD3 PADD4 PADD5 Crude Production (mbpd) 2012 2016 % Increase Canada 3,200 4,000 25% Bakken 600 1,100 83% Permian 1,200 1,800 50% Niobrara 80 300 275% Uinta 50 155 210% Mississippian 50 160 220% Total US. and Canada 9,700 13,600 40%

*Data from publicly available financial statements. **Source: Bloomberg 7 Historical Crude Differentials** Advantaged Crude Slate  Refinery location and configuration enables a fleet-wide crude slate discounted to WTI  Discounted feeds drive higher gross margins / barrel and ultimately, EBITDA  Highly flexible refining system allows feedstock optionality Feedstock Advantaged Refining* $ /b b l d is co u n t to WT I Regional Crude Slate* Mid Con Southwest Rockies 0% 20% 40% 60% 80% 100% 11 12 13 11 12 13 11 12 13 Sweet Sour Heavy Black Wax Other Feedstocks + Blends -$20 -$15 -$10 -$5 $0 $5 1Q14 4Q2013 3Q2013 2Q2013 Rockies MidCon Southwest Consolidated -$40 -$35 -$30 -$25 -$20 -$15 -$10 -$5 $0 $5 1/11 4/11 7/11 10/11 1/12 4/12 7/12 10/12 1/13 4/13 7/13 10/13 1/14 4/14 WTI/Brent WCS/WTI WTS/WTI

Crude Price Sensitivity 8 All HFC purchased barrels are at or below WTI price  Run approximately 80,000 bpd of WCS  Run approximately 90,000 bpd of WTS Sensitivity determined from WTI, WTS, and WCS crude inputs multiplied by annualized crude capacity for HFC and adjusted for approximate tax expenses. The full year $/share impact is determined based on 12/31/13 shares outstanding. Based on assumption that Brent based crude sets product prices. $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 WCS/WTI WTS/WTI WTI/Brent $0.09 $0.12 $0.51 EPS Sensitivity to $1 Change in Differential* Fu ll ye ar $ /s h ar e Im p ac t

Focus on Safe and Reliable Operations 9 Personal Safety Refinery Reliability Equivalent Distillation Capacity Process Availability *Data from 2H2011 following the Holly and Frontier merger Source: HFC Analysis Key Initiatives  Occupational and Process Safety Management Teams  Risk-based Inspection Program  Operational Integrity and Training  You See It, You Own It Process Safety Tier 1 Process Safety Incident Rate OSHA 300 Recordable Incident Rate 0 0.1 0.2 0.3 0.4 2011* 2012 2013 0 0.2 0.4 0.6 0.8 1 1.2 1.4 1.6 2011* 2012 2013** Employees Contractors 92% 93% 94% 95% 96% 97% 2012 2013 HFC Consolidated 2012 Industry Average

10 Investment & Acquisition Strategy • Strong track record of buying the right assets at the right time • Woods Cross, El Dorado, and Tulsa refineries all purchased at industry lows on a per barrel basis • High hurdle rate on investments and acquisitions • Target AT LEAST 2x our Cost of Capital • Focus on projects with economics secured by crude supply and/or off-take agreements • Woods Cross Phase 1 expansion supported by Newfield Exploration crude supply agreement • Projects focus on advantaged crude access and improving refinery liquid yield Current Growth Initiatives • Woods Cross Phase 1 Expansion – permitted, estimated completion: 4Q2015 • Expansion of Holly Energy Partners’ New Mexico Crude Gathering System – underway, estimated completion: mid-2014 • El Dorado Naphtha Fractionation – underway, estimated completion: Spring 2015 • Improves liquid yields reducing byproducts such as fuel gas, propane, and butane • Approximately $95 million project with an estimated 3 year pre-tax payback Potential Growth Initiative • Woods Cross Phase 2 Expansion – permitted, with potential 2016/2017 completion dependent on final investment decision Strategic Investment & Acquisition Current and Potential Growth Initiatives

11 Strategic Investment & Acquisition Woods Cross Expansion Woods Cross Expansion: Phase 1 •Expansion of total capacity from 31,000 to 45,000 barrels per day •Includes relocation/revamp of FCC and polymerization units from Bloomfield, NM refinery •Supported by a supply agreement with Newfield for advantaged local Uinta Basin Black Wax Crude •Anticipated yields of approximately 60% gasoline and 40% diesel •Incremental Production to ship down the UNEV Pipeline to Las Vegas •Expected completion: 4Q2015 •3 year payback Woods Cross Expansion: Potential Phase 2 •Expansion from 45,000 up to 60,000 barrels per day •Group 3 Lubricant Production •Pursuing crude supply agreements to support this expansion project •Potential completion: 2016/2017 *Woods Cross Phase 1 expected EBITDA generation based on an assumed crack spread environment. PROJECT ESTIMATED CAPEX PROJECTED EBITDA GENERATION* Woods Cross Phase 1 $350 - $400 million $125 million Potential Woods Cross Phase 2 Under Evaluation Under Evaluation Woods Cross Crude Runs 0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 Current Phase 1 Phase 2 BlackWax Total

Capital Expenditure Overview *We expect 2014 capital expenditures to total approximately $400 million, and expect to spend approximately $111 on turnarounds and tank maintenance. Legacy HOC & FTO capital expenditures combined for periods prior to the 2011 merger. 2011 capital expenditure calculated using 2011 HFC capital expenditure of $374m plus FTO CapEx of $42.4m for 2011 period prior to the merger. Does not include capital for HEP or turnarounds. **Approximate splits among capital expenditures. Please refer to publicly available financial statements for actuals. 12 m ill io n s Historical Capital Expenditure Expenditures by Classification** m ill io n s Historical Turnaround Costs Growth, 30% Maintenance + Environmental 40% Turnaround, 20-30% $- $100 $200 $300 $400 2010 2011 2012 2013 2014E* $272 $377 $290 $381 $400 $0 $50 $100 $150 $200 2010 2011 2012 2013 2014E* $86 $53 $160 $194 $111

Strong Balance Sheet & Cash Returns 13  $1.8 billion cash on balance as of 3/31/14  $190 million outstanding debt  excludes non-recourse HEP debt  Total debt to capital ratio 3% as of 3/31/14*  As of 3/31/14, approximately $312 million remaining in share repurchase authorization  Continued commitment to returning excess cash to shareholders *Excluding HEP debt which is nonrecourse Since the July 2011 merger we have returned over $2.2 billion in cash to shareholders milli o n s $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 2011 2012 2013 2014YTD Buyback Dividend $825 $270 $864 $323

Dividend Returns to Shareholders *Dividends are split adjusted reflecting HFC’s two-for-one stock split announced August 3, 2011. **Data from public filings and press releases. As of 5/15/2014 NYSE closing prices. See page 33 for calculations 14  Increased regular dividend 6 times since the merger, a 325% increase  Declared 13 special dividends since the merger LTM Cash Yield to Shareholders** 2011 Regular Special Q1 $0.075 - Q2 $0.075 - Q3 $0.0875 $0.50 Q4 $0.10 $0.50 2012 Regular Special Q1 $0.10 $0.50 Q2 $0.15 $0.50 $0.50 $0.50 Q4 $0.20 $0.50 2013 Regular Special Q1 $0.30 $0.50 Q2 $0.30 $0.50 Q3 $0.30 $0.50 Q4 $0.30 $0.50 2014 Regular Special Q1 $0.30 $0.50 Q2 $0.32 $0.50 $0.15 Dividends Declared* Q3 0.0% 2.5% 5.0% 7.5% HFC WNR PBF DK ALJ PSX MPC TSO VLO 6.5% 4.3% 4.0% 3.3% 3.0% 1.9% 1.9% 1.7% 1.6%

Best In Class Returns on Capital Employed Pro Forma HollyFrontier Returns on Invested Capital (Average 2009-2013)* 5-year average ROIC calculated by taking the average of ROIC’s for the years 2009-2013. ROIC calculated as net income divided by the sum of total debt and total equity. For HFC, legacy HOC/FTO earnings, debt & equity were combined for 5-year calculations. See page 33 for calculations. 15 R O C E -2% 0% 2% 4% 6% 8% 10% 12% 14% HFC MPC PSX DK WNR TSO VLO ALJ PBF 13% 13% 11% 7% 6% 5% 4% -1% -1%

Strong Financial Metrics vs Peers Net Income per Barrel of Crude Capacity HFC earnings per bbl strongest in peer sector (2009 – 2013) HFC earnings calculated by adding legacy HOC plus FTO earnings for periods prior to the merger. See page 33 for calculations. 16 D o lla rs p er b ar re l 4.76 3.66 2.92 2.00 1.42 1.18 1.11 0.15 -0.22 -6.00 -4.00 -2.00 0.00 2.00 4.00 6.00 8.00 10.00 12.00 HFC MPC PSX WNR DK TSO VLO PBF ALJ 2009 2010 2011 2012 2013

Business not Built on WTI/Brent Spread Between 2001-2010, WTI traded on average at a $1.00 PREMIUM to Brent Between 2001-2010:  Average ROIC 22%  Average NI/BBL $2.69 -10.0% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 ROIC Source: Bloomberg HFC financials calculated by adding legacy HOC plus FTO for periods prior to the merger. See page 33 for calculations. 17

Holly Energy Partners Investment Highlights 18  Well positioned assets that serve high growth markets  Revenues are 100% fee based with no commodity ownership risk.  Long-term contracts support cash flow stability  HEP benefits from strong sponsor relationship with HollyFrontier  Successful execution of growth plan has resulted in consistent distribution increases  Fee based revenues with no commodity risk; revenue sources include:  Tariffs from pipeline movements  Storage and transfer fees for terminalling  Fees from loading rack activity  Capacity lease commitments  Long Term Contracts Support Cashflow Stability  Major refiner customers have entered into 15-year contracts  Contracts require minimum payment obligations for volume and/or revenue commitments  Earliest contract matures in 2018  Over 80% of revenues are tied to long term contracts with minimum commitments  Minimum annualized commitments produce over $259 million in revenue (85% of 2013 revenues)

Holly Energy Partners Partnership Growth 19 Organic Growth  Increase cash flow via logical additions to existing assets, volume growth and annual contractual PPI-related revenue growth HFC Growth  Partner with HollyFrontier to grow current asset base with projects and joint acquisitions Third party growth  Acquire third-party assets and/or businesses Current HEP Growth Initiatives  Southeastern New Mexico Crude Gathering Expansion  UNEV Volume Growth via Salt Lake City area refinery shipments

20 Expansion Project Improves • 800 miles of pipeline in SE New Mexico • Increased delivery capacity of up to 100,000 bpd • Additional delivery capacity to Navajo Refinery • Connections to major clearing points • Centurion to Cushing • Provides new connection via Bisti to Midland/Crane • Expanded gathering footprint and additional lease connections Permian Production: 200 – 300m bpd growth per year thru 2015 Holly Energy Partners Southeastern New Mexico Crude Gathering Expansion

HEP Growth: Cash Distribution Since Inception 21 milli o n s $0 $20 $40 $60 $80 $100 $120 $140 $160 2005 2006 2007 2008 2009 2010 2011 2012 2013 $35 $44 $49 $54 $68 $86 $99 $126 $144 HFC received approximately $73mm in cash distributions for FY2013

Value of HFC's LP & GP Interests in HEP

LP INTEREST*:						
HEP Unit Price	$	32.00	$	34.00	$	36.00
HFC owns 22.4m common units ($mm):	**$**	**717**	**$**	**762**	**$**	**806**
GP INTEREST:						
Quarterly GP IDR cash flow:	Annualized Q1 IDR cashflow ($mm):				$	30.7
Multiple of GP cash flow:	15X		20X		25X	
Current GP Interest IDR Distributions ($mm):	**$**	**461**	**$**	**614**	**$**	**768**
HEP VALUE TO HFC (millions):	**$**	**1,177**			**$1,574**	

Methodology:

- GP values are equal to quarterly GP IDR cash flow (for 1Q 2014) on an annualized basis minus the $5m GP giveback for the a period of 3 years (as part of the HEP UNEV purchase transaction) times the above range of commonly used market multiples. GP IDR cash flow is approximately $7.7MM per quarter. These values do not reflect actual after tax value to HFC.
- Approximate limited partner unit value estimated using a range based on recent market price & general partner value estimated using a commonly used range of Wall Street market multiples applied to incentive distributable cash flow. These values do not reflect actual after tax value to HFC.

*Based on a range of recent HEP unit prices on the NYSE for valuation purposes. NYSE closing price on 5/15/14 was $34.09.

HOLLYFRONTIER CORPORATION

22

HollyFrontier Corporation (NYSE: HFC) 2828 N. Harwood, Suite 1300 Dallas, Texas 75201 (214) 954-6510 www.hollyfrontier.com Julia Heidenreich, VP, Investor Relations Blake Barfield, Investor Relations investors@hollyfrontier.com 214-954-6510 23

Appendix 24

HollyFrontier Index

HOLLYFRONTIER CORPORATION

Crude Charge	1Q12	2Q12	3Q12	4Q12	1Q13	2Q13	3Q13	4Q13	1Q14*
	407,650	411,790	433,370	407,900	380,620	381,460	416,910	370,890	410,000

*Anticipated crude charge based on guidance given on 2/25/14 earnings call

HollyFrontier Index

WTI Based 321 Crack	1Q 2014 Jan	Feb	Mar	1Q14	2Q14 April	May	June	2Q14
MidCon	$15.69	$16.81	$19.83	$17.45	$18.96			
Rockies	$19.04	$20.17	$24.20	$21.14	$22.13			
Southwest	$20.76	$16.93	$19.38	$19.03	$21.67			

WTI Based 321 Crack	1Q 2013 Jan	Feb	Mar	1Q13	2Q 2013 Apr	May	Jun	2Q13	3Q 2013 Jul	Aug	Sep	3Q13	4Q 2013 Oct	Nov	Dec	4Q13
MidCon	$18.83	$33.45	$31.29	$27.85	$25.89	$32.47	$23.04	$27.14	$19.52	$18.86	$12.89	$17.09	$9.76	$11.49	$9.35	$10.20
Rockies	$6.93	$31.42	$33.47	$23.94	$32.52	$31.15	$29.44	$31.04	$19.86	$20.03	$17.67	$19.19	$16.81	$18.08	$13.86	$16.25
Southwest	$18.40	$33.68	$36.87	$29.65	$27.16	$25.37	$24.18	$25.57	$18.90	$15.57	$13.16	$15.88	$15.10	$18.39	$16.33	$16.61

WTI Based 321 Crack	1Q 2012 Jan	Feb	Mar	1Q12	2Q 2012 Apr	May	Jun	2Q12	3Q 2012 Jul	Aug	Sep	3Q12	4Q 2012 Oct	Nov	Dec	4Q12
MidCon	$14.09	$22.51	$28.06	$21.55	$26.77	$25.98	$31.93	$28.23	$31.27	$36.01	$40.37	$35.88	$35.03	$27.59	$22.55	$28.39
Rockies	$8.74	$11.98	$25.65	$15.46	$32.96	$35.82	$39.46	$36.08	$30.80	$33.47	$41.29	$35.18	$44.09	$36.49	$14.97	$31.85
Southwest	$18.99	$25.97	$33.05	$26.00	$34.24	$36.80	$34.09	$35.04	$26.76	$31.02	$39.89	$32.56	$41.69	$33.29	$24.19	$33.06

WTI Based 321 Crack	1Q 2011 Jan	Feb	Mar	1Q11	2Q 2011 Apr	May	Jun	2Q11	3Q 2011 Jul	Aug	Sep	3Q11	4Q 2011 Oct	Nov	Dec	4Q11
MidCon	$14.78	$20.50	$21.48	$18.92	$24.64	$29.94	$26.64	$27.07	$31.42	$36.53	$34.00	$33.98	$32.29	$18.75	$11.23	$20.76
Rockies	$12.78	$21.62	$22.31	$18.90	$24.02	$30.69	$28.21	$27.64	$28.34	$38.66	$41.57	$36.19	$38.88	$24.85	$9.88	$24.53
Southwest	$15.97	$25.28	$26.25	$22.50	$27.20	$32.26	$29.36	$29.61	$29.20	$36.47	$38.15	$34.61	$32.81	$21.39	$18.00	$24.07

Product Yield by Region

Average Product Yield (2012-2013)	Index	MidCon	Rockies	Southwest
Gasoline	67%	48%	56%	51%
Distillate	33%	39%	32%	39%
LPGs		6%	7%	3%
Other		4%	7%	8%
Lubes		5%		

Other products include Fuel Oil, Gas Oil, Asphalt

Numbers are rounded and may not sum to 100%

Feedstocks by Region

Average Crude Slate (2012-2013)	Index	MidCon	Rockies	Southwest
Sweet	100%	70%	45%	5%
Sour		7%	1%	75%
Heavy		15%	33%	12%
Black Wax		0%	13%	0%
Other		9%	9%	9%

Other feedstocks include butane, natural gasoline, propane, and olefins

Numbers are rounded and may not sum to 100%

Upcoming Turnarounds

Refinery	Timing	Length	Units
El Dorado	4Q14	4 weeks	FCC, Gofiner, Alky
Navajo	4Q14	4 weeks	Crude, DHT, GHC

Please see p. 35 for disclaimer and www.HollyFrontier.com/investor-relations for most current version.

HOLLYFRONTIER CORPORATION

25

HollyFrontier Enterprise Value 26 *As of 1Q14 publicly available financial statements. NYSE closing price on 5/15/14 was $49.55. **Holly Energy Partners Debt is non-recourse to HollyFrontier **See p. 22 for additional details on GP and LP valuation ranges and methodology All amounts in millions except per share data Source: Bloomberg 2015 EBITDA: Estimate Range $1.5B - $3.0B 2015 EBITDA: Consensus $2.0B Shares Outstanding* 199 Price per Share* $49.55 Market Cap 9,860 Less: Cash* (1,784) Total Debt* 1,023 Less: HEP Debt** (834) Enterprise Value $8,265 HEP GP Value*** (600) *** HEP LP Value*** (700) Implied Refining EV $6,965

Logistics Matter Proximity to Crude Oil Pricing Hubs and Takeaway Infrastructure 27 Prices reflect estimated transportation cost per barrel via pipeline, rail and marine Sources: Barclays, Credit Suisse, Deutsche Bank, Macquarie, and Tudor Pickering Holt

Feedstock Flexibility* • High WTI/WTS ($3 or higher) • Low WTI/WCS ($8 or less) • WTI/Brent Range ($10 to $20) • Low WTI/WTS ($2 or less) • High WTI/WCS ($20 or higher) • WTI/Brent Range ($10 to $20) • Low WTI/WTS ($2 or less) • Low WTI/WCS ($8 or less) • WTI/Brent Range ($20 or higher) *Please note these are current and estimated maximum crude rates and are subject to change based on a variety of factors. Ability to maximize WCS constrained by pipeline space. WCS includes high TAN crudes. 28 WTI 52% WCS Black Wax 35% WTS 13%

Mid-Continent: El Dorado & Tulsa Refineries The Mid-Continent Region comprises our Tulsa and El Dorado Refineries and has a combined crude oil processing capacity of 260,000 BPSD. Mid-Continent Sales of Refinery Produced Products 247,030 BPD • Located in El Dorado, Kansas • 135,000 BPSD capacity and Nelson Complexity rating of 11.8 • Processes sour and heavy (Canadian) crude oils into high value light products • Distributes to high margin markets in Colorado and Mid-Continent/Plains states • Tulsa West and Tulsa East facilities are located less than two miles apart in Tulsa, Oklahoma and are operated as an integrated facility through interconnecting pipelines • 125,000 BPSD capacity and Nelson Complexity rating of 14.0 • Processes predominantly sweet crude oil with up to 10,000 BPD of heavy Canadian crudes • Distributes to the Mid-Continent states and also sells its specialty lubricants, which are high value products that provide a higher margin, throughout the United States and Central and South America TULSA REFINERIES EL DORADO REFINERY 29 Crude and Feedstocks Sour crude oil, 6% Sweet crude oil, 69% Heavy sour crude oil, 16% Other feedstocks and blends, 9% Product Mix Gasolines, 47% Diesel fuels, 31% Jet fuels, 8% Lubricants, 4% Asphalt, 3% Fuel Oil, 1% Other, 6%

Southwest: Navajo Refinery The Southwest Region consists of our Navajo Refinery and has a crude oil processing capacity of 100,000 BPSD. In addition, we manufacture and market commodity and modified asphalt products through the Southwest Region. Southwest Sales of Refinery Produced Products 94,830 BPD • Located in Artesia, New Mexico and operated in conjunction with a refining facility 65 miles east in Lovington, New Mexico • 100,000 BPSD capacity and Nelson Complexity rating of 11.8 • Processes sour and heavy crude oils into high value light products • Distributes to high margin markets in Arizona, New Mexico and West Texas NAVAJO REFINERY 30 Product Mix Gasolines, 51% Diesel fuels, 39% Asphalt 1% Fuel Oil, 6% Other, 3% Crude and Feedstocks Sour crude oil, 72% Sweet crude oil, 8% Heavy sour crude oil, 11% Other feedstocks and blends, 9%

Rocky Mountain: Woods Cross and Cheyenne Refineries The Rocky Mountain Region comprises of our Cheyenne and Woods Cross Refineries and has a combined crude oil processing capacity of 83,000 BPSD. Rocky Mountain Sales of Refinery Produced Products 68,870 BPD • Located in Cheyenne, Wyoming • 52,000 BPSD capacity and Nelson Complexity rating of 8.9 • Processes sour and heavy Canadian crude oils into high value light products • Distributes to high margin Eastern Rockies and Plains states • Located in Woods Cross, Utah (near Salt Lake City) • 31,000 BPSD capacity and Nelson Complexity rating of 12.5 • Processes regional sweet and lower cost black wax crude as well as Canadian sour crude oils • Distributes to high margin markets in Utah, Idaho, Nevada, Wyoming, and eastern Washington CHEYENNE REFINERY WOODS CROSS REFINERY 31 Product Mix Gasolines, 56% Diesel fuels, 30% Jet, 1% Asphalt, 5% Fuel Oil, 1% Other, 7% Crude and Feedstocks Sour crude oil, 1% Sweet crude oil, 43% Heavy sour crude oil, 34% Black wax crude oil, 14% Other feedstocks and blends, 8%

Holly Energy Partners Holly Energy Partners owns and operates substantially all of the refined product pipeline and terminalling assets that support our refining and marketing operations in the Mid- Continent, Southwest and Rocky Mountain regions of the United States. • Approximately 3,000 miles of crude oil and petroleum product pipelines including joint venture interests in UNEV Pipeline, LLC and SLC Pipeline LLC • 12 million barrels of refined product and crude oil storage • 26 terminals and loading rack facilities in 9 Western and Mid-Continent states • 25% joint venture interest in SLC Pipeline LLC — a 95-mile crude oil pipeline system that serves refineries in the Salt Lake City area • 75% joint venture interest in UNEV Pipeline, LLC – a 400-mile refined products pipeline system connecting Salt Lake area refiners to the Las Vegas product markets. HEP PRODUCTS 32

Financial Metrics*

	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	Average
WTI/Brent (SNAPWTIB)	$ 1.11	$ 1.04	$ 2.40	$ 3.35	$ 1.57	$ 0.33	$ (0.28)	$ 1.34	$ (0.47)	$ (0.57)	$ 1.00
ROIC	29.1%	5.2%	7.9%	20.8%	44.0%	45.0%	45.3%	21.8%	-2.3%	4.8%	22%
NI/BBL	$ 2.23	$ 0.41	$ 0.57	$ 1.59	$ 4.45	$ 6.28	$ 7.39	$ 3.61	$ (0.55)	$ 0.88	$ 2.69

Net Income/BBL crude capacity	2013	2012	2011	2010	2009	5 yr ave
HFC	4.55	10.68	8.23	0.88	-0.55	**4.76**
MPC	3.38	7.77	4.81	1.28	1.06	**3.66**
PSX	4.57	4.91	3.36	1.48	0.26	**2.92**
WNR	4.94	7.24	2.41	-0.31	-4.29	**2.00**
DK	1.42	5.34	3.09	-3.65	0.03	**1.25**
TSO	1.33	3.02	2.25	-0.12	-0.58	**1.18**
VLO	2.65	2.04	2.61	0.41	-2.17	**1.11**
PBF	0.20	2.5	1.29	-1.13	-2.09	**0.15**
ALJ	0.29	0.88	0.46	-1.39	-1.36	**-0.22**

	LTM Cash Yield	LTM dividend	May 15, 2014 NYSE Close
HFC	6.5%	$3.220	$49.55
PBF	4.0%	$1.200	$30.00
WNR	4.3%	$1.680	$39.46
DK	3.3%	$1.000	$30.20
ALJ	3.0%	$0.440	$14.67
TSO	1.7%	$0.950	$54.58
PSX	1.9%	$1.593	$82.01
MPC	1.9%	$1.680	$89.90
VLO	1.6%	$0.900	$55.83

Company	2013 ROCE	2012 ROCE	2011 ROCE	2010 ROCE	2009 ROCE	5 Yr Avg ROCE
HFC	11.9%	26.5%	22.6%	6.0%	-2.9%	**13%**
MPC	14.8%	22.5%	18.6%	5.1%	3.8%	**13%**
PSX	13.1%	15.2%	20.2%	2.8%	1.7%	**11%**
DK	10.0%	23.3%	14.6%	-10.8%	0.1%	**7%**
WNR	13.6%	28.3%	8.2%	-1.0%	-19.4%	**6%**
TSO	6.9%	13.5%	10.2%	-0.6%	-2.8%	**5%**
VLO	10.5%	8.3%	8.6%	1.4%	-9.0%	**4%**
ALJ	1.9%	6.8%	2.9%	-9.8%	-8.5%	**-1%**
PBF	5.8%	20.1%	8.6%	-5.7%	-32.6%	**-1%**

* HollyFrontier Corporation debt excludes HEP debt. All amounts are based on publicly-available financial statements, which we have assumed to be accurate.

HOLLYFRONTIER
CORPORATION

33

Definitions Non GAPP measurements: We report certain financial measures that are not prescribed or authorized by U. S. generally accepted accounting principles ("GAAP"). We discuss management's reasons for reporting these non-GAAP measures below. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures are not alternatives to revenue, operating income, income from continuing operations, net income, or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and/or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP measures we report may not be comparable to those reported by others. Refining gross margin or refinery gross margin: the difference between average net sales price and average product costs per produced barrel of refined products sold. Refining gross margin or refinery gross margin is a non-GAAP performance measure that is used by our management and others to compare our refining performance to that of other companies in our industry. This margin does not include the effect of depreciation, depletion and amortization. Other companies in our industry may not calculate this performance measure in the same manner. Our historical refining gross margin or refinery gross margin is reconciled to net income under the section entitled “Reconciliation to Amounts Reported Under Generally Accepted Accounting Principles” in HollyFrontier Corporation’s 2013 10-K filed February 25, 2014. Net Operating Margin: the difference between refinery gross margin and refinery operating expense per barrel of produced refined products. Net operating margin is a non-GAAP performance measure that is used by our management and others to compare our refining performance to that of other companies in our industry. This margin does not include the effect of depreciation, depletion and amortization. Other companies in our industry may not calculate this performance measure in the same manner. Our historical net operating margin is reconciled to net income under the section entitled “Reconciliation to Amounts Reported Under Generally Accepted Accounting Principles” in HollyFrontier Corporation’s 2013 10-K filed February 25, 2014. EBITDA: Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income plus (i) interest expense net of interest income, (ii) income tax provision, and (iii) depreciation, depletion and amortization. EBITDA is not a calculation provided for under GAAP; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants. Our historical EBITDA is reconciled to net income under the section entitled “Reconciliation to Amounts Reported Under Generally Accepted Accounting Principles” in HollyFrontier Corporation’s 2013 10-K filed February 25, 2014. Debt-To-Capital: A measurement of a company's financial leverage, calculated as the company's long term debt divided by its total capital. Debt includes all long-term obligations. Total capital includes the company's debt and shareholders' equity. Return on Invested Capital: A measurement which for our purposes is calculated using Net Income divided by the sum of Total Equity and Long Term Debt. We consider ROIC to be a meaningful indicator of our financial performance, and we evaluate this metric because it measures how effectively we use the money invested in our operations. IDR: Incentive Distribution Rights BPD: the number of barrels per calendar day of crude oil or petroleum products. BPSD: the number of barrels per stream day (barrels of capacity in a 24 hour period) of crude oil or petroleum products. MMSCFD: million standard cubic feet per day. Solvent deasphalter / residuum oil supercritical extraction (“ROSE”): a refinery unit that uses a light hydrocarbon like propane or butane to extract non-asphaltene heavy oils from asphalt or atmospheric reduced crude. These deasphalted oils are then further converted to gasoline and diesel. The remaining asphaltenes are either sold, blended to fuel oil or blended with other asphalt as a hardener. Distributable Cash Flow: Distributable cash flow (DCF) is not a calculation based upon GAAP. However, the amounts included in the calculation are derived from amounts separately presented in HEP’s consolidated financial statements, with the exception of excess cash flows over earnings of SLC Pipeline, maintenance capital expenditures and distributable cash flow from discontinued operations. Distributable cash flow should not be considered in isolation or as an alternative to net income or operating income as an indication of HEP’s operating performance or as an alternative to operating cash flow as a measure of liquidity. Distributable cash flow is not necessarily comparable to similarly titled measures of other companies. Distributable cash flow is presented here because it is a widely accepted financial indicator used by investors to compare partnership performance. We believe that this measure provides investors an enhanced perspective of the operating performance of HEP’s assets and the cash HEP is generating. HEP’s historical net income is reconciled to distributable cash flow in "Item 6. Selected Financial Data" of HEP's 2013 10-K. 34

HFC Index Disclosure 35 The data on p. 25 is for informational purposes only and is not reflective or intended to be an indicator of HollyFrontier's past or future financial results. This data is general industry information and does not reflect prices paid or received by HFC. The data was compiled from publicly available information, various industry publications, other published industry sources, including OPIS, and our own internal data and estimates. Although this data is believed to be reliable, HFC has not had this information verified by independent sources. HFC does not make any representation as to the accuracy of the data and does not undertake any obligation to update, revise or continue to provide the data. HFC's actual pricing and margins may differ from benchmark indicators due to many factors. For example: - Crude Slate differences – HFC runs a wide variety of crude oils across its refining system and crude slate may vary quarter to quarter. - Product Yield differences – HFC’s product yield differs from indicator and can vary quarter to quarter as a result of changes in economics, crude slate, and operational downtime. - Other differences including but not limited to secondary costs such as product and feedstock transportation costs, purchases of environmental credits, quality differences, location of purchase or sale, and hedging gains/losses. Moreover, the presented indicators are generally based on spot sales, which may differ from realized contract prices. Market prices are available from a variety of sources, each of which may vary slightly. Please note that this data may differ from other sources due to adjustments made by data providers and due to differing data definitions. Below are indicator definitions used for purposes of this data. MidCon Indicator: (100% Group 3: Sub octane and ULSD) – WTI Rockies Indicator: 63% Cheyenne: ((100% Denver Regular Gasoline; 100% Denver ULSD) – WTI) 37% Woods Cross: ((60% Salt Lake City Regular Gasoline, 40% Las Vegas Regular Gasoline; 80% Salt Lake City ULSD, 20% Las Vegas ULSD) – WTI) 2013 Southwest Indicator: (50% El Paso Subgrade Gasoline, 50% Phoenix CBG; 50% El Paso ULSD, 50% Phoenix ULSD) – WTI 2011 - 2012 Southwest Indicator: (50% El Paso Regular Gasoline, 50% Phoenix CBG; 50% El Paso ULSD, 50% Phoenix ULSD) – WTI